Exhibit 5.2

HAYNES AND BOONE, LLP

November 8, 2017

RedHill Biopharma Ltd.

21 Ha'arba'a Street

Tel Aviv, 64739

Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), in connection with the offering by the Company of (i) 4,090,909 American Depositary Shares (the “Public Offering ADSs”), each Public Offering ADS representing ten (10) ordinary shares of the Company, NIS 0.01 par value per share (the “Ordinary Shares”), and (ii) at the option of the Underwriters (as defined below), the issue and sale to the Underwriters of an additional 613,636 American Depositary Shares if the Underwriters exercise their option to purchase additional American Depositary Shares (together with the Public Offering ADSs, the “ADSs”), pursuant to a registration statement on Form F-3 (Registration Statement No. 333-209702) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 25, 2016, the related base prospectus dated March 11, 2016, which forms a part of the Registration Statement and the final prospectus supplement dated November 8, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act. This opinion is being rendered in connection with the offering and sale by the Company of the ADSs pursuant to the terms of an underwriting agreement, dated November 8, 2017 (the “Underwriting Agreement”), by and among the Company, Cantor Fitzgerald & Co. and Nomura Securities International, Inc. as representatives of the several underwriters named in Exhibit A to the Underwriting Agreement (the “Underwriters”). The ADSs will be issued pursuant to a Deposit Agreement dated as of December 26, 2012 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

RedHill Biopharma Ltd.

November 8, 2017

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Current Report on Form 6-K to be filed with the Commission on or about November 9, 2017, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP